JONES DAY
222 East 41st Street
New York, New York 10017
Telephone: (212) 326-3939
Facsimile: (212) 755-7306
Corinne Ball (CB 8203)
Richard H. Engman (RE 7861)
JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939
Facsimile: (216) 579-0212
Heather Lennox (HL 3046)
Carl E. Black (CB 4803)
Ryan T. Routh (RR 1994)
JONES DAY
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053
Telephone: (404) 521-3939
Facsimile: (404) 581-8330
Jeffrey B. Ellman (JE 5638)
Attorneys for Debtors
  and Debtors in Possession
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

:
In re		: Chapter 11
:
: Case No. 06-10354 (BRL)
:
Dana Corporation, et al.,		: (Jointly Administered)
	Debtors.	:
:

MONTHLY OPERATING REPORT FOR DANA CORPORATION
AND ITS AFFILIATED DEBTORS FOR THE MONTH OF JULY 2007

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
JUDGE: Burton R. Lifland

CASE NO: 06-10354 (BRL) CHAPTER 11
DANA CORPORATION, ET AL. (1)
MONTHLY OPERATING REPORT
PERIOD COVERED: July 1, 2007 — July 31, 2007

DEBTORS’ ADDRESS:	MONTHLY DISBURSEMENTS:
4500 Dorr Street	$ 430 million
Toledo, OH 43615

DEBTORS’ ATTORNEY:	MONTHLY NET PROFIT:
Jones Day	$ 11 million
222 East 41st Street
New York, NY 10017

REPORT PREPARER:

/s/ Kenneth A. Hiltz	CHIEF FINANCIAL OFFICER

SIGNATURE OF REPORT PREPARER	TITLE

KENNETH A. HILTZ	August 31, 2007

PRINTED NAME OF REPORT PREPARER	DATE
The report preparer, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verified under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of his knowledge. (2)

(1)	See next page for a listing of Debtors by case number.

(2)	All amounts herein are unaudited and subject to revision.

In re Dana Corporation, et al.
Case No. 06-10354 (BRL) (Jointly Administered)
Reporting Period: July 1, 2007 — July 31, 2007

Debtors:	Case Number:

Dana Corporation	06-10354
Dakota New York Corp	06-10351
Brake Systems, Inc.	06-10355
BWDAC, Inc.	06-10357
Coupled Products, Inc.	06-10359
Dana Atlantic, LLC	06-10360
Dana Automotive Aftermarket, Inc.	06-10362
Dana Brazil Holdings I, LLC	06-10363
Dana Brazil Holdings, LLC	06-10364
Dana Information Technology, LLC	06-10365
Dana International Finance, Inc.	06-10366
Dana International Holdings, LLC.	06-10367
Dana Risk Management Services, Inc.	06-10368
Dana Technology, Inc.	06-10369
Dana World Trade Corporation	06-10370
Dandorr L.L.C.	06-10371
Dorr Leasing Corporation	06-10372
DTF Trucking, Inc.	06-10373
Echlin-Ponce, Inc.	06-10374
EFMG, LLC	06-10375
EPE, Inc.	06-10376
ERS, LLC	06-10377
Flight Operations, Inc.	06-10378
Friction, Inc.	06-10379
Friction Materials, Inc.	06-10380
Glacier Vandervell, Inc.	06-10381
Hose & Tubing Products, Inc.	06-10382
Lipe Corporation	06-10383
Long Automotive, LLC	06-10384
Long Cooling, LLC	06-10385
Long USA, LLC	06-10386
Midland Brake, Inc.	06-10387
Prattville Mfg, Inc.	06-10388
Reinz Wisconsin Gasket, LLC	06-10390
Spicer Heavy Axle & Brake, Inc.	06-10391
Spicer Heavy Axle Holdings, Inc.	06-10392
Spicer Outdoor Power Equipment Components	06-10393
Torque-Traction Integration Technologies, LLC	06-10394
Torque-Traction Manufacturing Technologies, LLC	06-10395
Torque-Traction Technologies, LLC	06-10396
United Brake Systems, Inc.	06-10397

DANA CORPORATION, ET AL.
MONTHLY OPERATING REPORT
July 2007
Other Information
While Dana Corporation (Dana) continues its reorganization under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code), investments in Dana securities are highly speculative. Although shares of Dana common stock continue to trade on the OTC Bulletin Board under the symbol “DCNAQ,” the opportunity for any recovery by holders under a confirmed plan of reorganization is uncertain and Dana’s shares may be cancelled without any compensation pursuant to such plan.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION
DEBTOR IN POSSESSION
CONDENSED STATEMENT OF OPERATIONS
WITH DCC ON AN EQUITY BASIS (UNAUDITED)

	Month Ended	Year to Date
	July 31, 2007	July 31, 2007
	(in millions)	(in millions)

Net sales	$659	$5,093
Costs and expenses
Cost of sales	629	4,815
Selling, general and administrative expenses	27	209
Realignment charges	4	157
Other income, net	12	71

Income (loss) from operations	11	(17)
Interest expense (contractual interest of $18 in July and $112 year to date)	9	49
Reorganization items, net	12	87

Loss before income taxes	(10)	(153)
Income tax expense	6	23
Minority interest expense	2	8
Equity in earnings of affiliates	1	26

Loss from continuing operations	(17)	(158)
Income (loss) from discontinued operations	28	(56)

Net income (loss)	$11	$(214)

The accompanying notes are an integral part of the financial statements.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION
DEBTOR IN POSSESSION
CONDENSED BALANCE SHEET
WITH DCC ON AN EQUITY BASIS (UNAUDITED)

July 31, 2007
(in millions)
Assets
Current assets
Cash and cash equivalents	$1,078
Accounts receivable
Trade	1,264
Other	317
Inventories	825
Assets of discontinued operations	101
Other current assets	141

Total current assets	3,726
Investments in equity affiliates	435
Property, plant and equipment, net	1,730
Other noncurrent assets	1,000

Total assets	$6,891

Liabilities and Shareholders’ Deficit
Current liabilities
Debtor-in-possession financing	$900
Notes payable, including current portion of long-term debt	39
Accounts payable	1,069
Liabilities of discontinued operations	45
Other accrued liabilities	832

Total current liabilities	2,885

Liabilities subject to compromise	3,971
Other noncurrent liabilities	473
Long-term debt	13
Minority interest in consolidated subsidiaries	93

Total liabilities	7,435
Shareholders’ deficit	(544)

Total liabilities and shareholders’ deficit	$6,891

The accompanying notes are an integral part of the financial statements.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION
DEBTOR IN POSSESSION
CONDENSED STATEMENT OF CASH FLOWS
WITH DCC ON AN EQUITY BASIS (UNAUDITED)

	Month Ended	Year to Date
	July 31, 2007	July 31, 2007
	(in millions)	(in millions)
Operating activities
Net income (loss)	$11	$(214)
Depreciation and amortization	23	161
Loss (gain) on sale of businesses	(39)	(15)
Non-cash portion of U.K. pension charge		60
Decrease (increase) in working capital	31	(28)
Unremitted equity in earnings of affiliates	(1)	(26)
Other	(1)	(32)

Net cash flows provided by (used for) operating activities	24	(94)

Investing activities
Purchases of property, plant and equipment	(15)	(109)
Proceeds from sale of assets	64	372
Other	3	(5)

Net cash flows provided by investing activities	52	258

Financing activities
Net change in short-term debt	1	9
Proceeds from DIP Credit Agreement		200

Net cash flows provided by financing activities	1	209

Net increase in cash and cash equivalents	77	373
Cash and cash equivalents — beginning of period	1,001	705

Cash and cash equivalents — end of period	$1,078	$1,078

The accompanying notes are an integral part of the financial statements.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
DEBTOR IN POSSESSION
NOTES TO MONTHLY OPERATING REPORT
(Dollars in millions)
Note 1. Basis of Presentation
General
     Dana and its consolidated subsidiaries are a leading supplier of axle, driveshaft, engine, structural, sealing and thermal products. Dana designs and manufactures products for every major vehicle producer in the world and is focused on being an essential partner to its automotive, commercial truck and off-highway vehicle customers.
     On March 3, 2006 (the Filing Date), Dana and forty of its wholly-owned domestic subsidiaries (collectively, the Debtors) filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court). These Chapter 11 cases are being administered jointly under Case Number 06-10354 (BRL) and are collectively referred to as the “Bankruptcy Cases.” A listing of the Debtors and their respective case numbers is set forth at the beginning of this Monthly Operating Report. Neither DCC and its subsidiaries nor any of Dana’s non-U.S. subsidiaries are Debtors. See Note 2 for more information about the reorganization proceedings.
     This Monthly Operating Report has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Bankruptcy Cases and is in a format acceptable to the Office of the United States Trustee for the Southern District of New York (the U.S. Trustee) and to the lenders under the DIP Credit Agreement which is discussed in Note 3. The financial information contained herein is limited in scope and covers a limited time period. Moreover, such information is unaudited and, as discussed below, is not prepared in accordance with accounting principles generally accepted in the United States (GAAP). Accordingly, this Monthly Operating Report should not be used for investment purposes.
Case Number: 06-10354 (BRL) (Jointly Administered)

Accounting Requirements
     The condensed financial statements herein have been prepared in accordance with the guidance in American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (SOP 90-7), which is applicable to companies operating under Chapter 11. SOP 90-7 generally does not change the manner in which financial statements are prepared. However, it does require that the financial statements for periods subsequent to the filing of the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.
Financial Statements Presented
     The unaudited condensed financial statements and supplemental information contained herein present the condensed financial information of Dana and its Debtor and non-Debtor subsidiaries with DCC accounted for on an equity basis. Accordingly, intercompany transactions with DCC have not been eliminated in these financial statements and are presented as intercompany loans and payables. This presentation of condensed Dana financial statements with DCC on an equity basis, while consistent in format with the financial information required to be provided to the lenders under the DIP Credit Agreement and acceptable to the U.S. Trustee, does not conform to GAAP, which requires that DCC and its subsidiaries be consolidated along with Dana’s other majority-owned subsidiaries.
     For consolidated financial statements for Dana and its consolidated subsidiaries prepared in conformity with GAAP and the notes thereto, see Dana’s Annual Report on Form 10-K for the year ended December 31, 2006 (the 2006 Form 10-K) and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2007, which have been filed with the U.S. Securities and Exchange Commission.
     The condensed statement of operations and cash flows presented herein are for the month and the seven months ended July 31, 2007. “Schedule 1. Cash Disbursements by Debtors” contains further information regarding cash disbursements made by each of the Debtors during the post-petition period of July 1, 2007 to July 31, 2007.
     The condensed financial statements presented herein with DCC accounted for on an equity basis have been derived from Dana’s internal books and records. They include normal recurring adjustments and adjustments that are consistent with those made for financial statements prepared in accordance with GAAP. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.
     The financial information used in the preparation of this report was not subjected to the procedures customarily applied in the preparation of Dana’s quarterly financial information prepared in accordance with GAAP. Accordingly, the financial information herein is subject to change and any such change could be material. The results of operations in this report are not necessarily indicative of results which may be expected for any other period or the full year and may not be representative of Dana’s consolidated results of operations, financial position and cash flows in the future.
Case Number: 06-10354 (BRL) (Jointly Administered)

Note 2. Reorganization Proceedings
     The Debtors are managing their businesses in the ordinary course as debtors in possession, subject to the supervision of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.
     Official committees of the Debtors’ unsecured creditors and retirees not represented by unions have been appointed in the Bankruptcy Cases and, in accordance with the provisions of the Bankruptcy Code, have the right to be heard on all matters that come before the Bankruptcy Court. The Debtors are required to bear certain of the committees’ costs and expenses, including those of their counsel and other professional advisors. An official committee of Dana’s equity security holders was also appointed and subsequently disbanded.
     The Debtors have received approval from the Bankruptcy Court to pay or otherwise honor certain of their pre-petition obligations, subject to certain restrictions, including employee wages, salaries, certain benefits and other employee obligations; claims of foreign vendors and certain suppliers that are critical to the Debtors’ continued operation; and certain customer program and warranty claims.
     Under the Bankruptcy Code, the Debtors have the right to assume or reject executory contracts (i.e., contracts that are to be performed by both contract parties after the Filing Date) and unexpired leases, subject to Bankruptcy Court approval and other limitations. In this context, “assuming” executory contracts or unexpired leases generally means that the Debtors will agree to perform their obligations and cure certain existing defaults under the contracts or leases and “rejecting” them means that the Debtors will be relieved of their obligations to perform further under the contracts or leases, which may give rise to unsecured pre-petition claims for damages for the breach thereof. Since the Filing Date, the Bankruptcy Court has authorized the Debtors to assume or reject certain unexpired leases and executory contracts, but a significant number of contracts and leases have not yet been assumed or rejected.
     The Debtors have filed schedules of assets and liabilities existing on the Filing Date, including certain amendments to the initial schedules, with the Bankruptcy Court. The Bankruptcy Court set September 21, 2006 as the general bar date (the date by which most entities that wished to assert a pre-petition claim against a Debtor had to file a proof of claim in writing). Among other categories, asbestos-related personal injury claimants were not required to file proofs of claim by the bar date, and such claims will be addressed as part of the Chapter 11 proceedings. The Debtors are now in the process of evaluating, investigating and reconciling the claims that were submitted. The Debtors have objected to thousands of claims to date and expect to file additional claim objections with the Bankruptcy Court. Pre-petition claims are recorded as liabilities subject to compromise. Amounts and payment terms for these claims, if applicable, will be established in connection with the Bankruptcy Cases. See Note 4 for more information about liabilities subject to compromise.
     The Bankruptcy Court has entered an order establishing procedures for trading in claims and equity securities which is designed to protect the Debtors’ potentially valuable tax attributes (such as net operating loss carryforwards). Under the order, holders or acquirers of 4.75% or more of Dana stock are subject to certain notice and consent procedures prior to acquiring or disposing of Dana common shares. Holders of claims against the Debtors that would entitle them to more than 4.75% of the common shares of reorganized Dana under a confirmed plan of reorganization utilizing the tax
Case Number: 06-10354 (BRL) (Jointly Administered)

benefits provided under Section 382(l)(5) of the Internal Revenue Code may be subject to a requirement to sell down the excess claims if necessary to implement such a plan of reorganization. The plan support agreement discussed below contemplates a plan of reorganization utilizing tax benefits under Section 382(l)(6) of the Internal Revenue Code.
     The Bankruptcy Court has also authorized the Debtors to enter into (i) settlement agreements with their two largest U.S. unions providing terms for settling all outstanding issues with these unions related to the Bankruptcy Cases; (ii) a plan support agreement setting out the terms under which these unions, Centerbridge Capital Partners, L.P. (Centerbridge), and certain unsecured creditors will support the Debtors’ plan of reorganization; and (iii) an investment agreement providing for Centerbridge to purchase $250 in Series A convertible preferred shares of reorganized Dana, with qualified creditors of the Debtors having an opportunity to purchase $500 in Series B convertible preferred shares, and Centerbridge to purchase up to $250 of the Series B preferred shares that are not purchased by the qualified creditors. Pursuant to these agreements, the Debtors have agreed to file a plan of reorganization with the Bankruptcy Court that incorporates the union settlement agreements and these equity investment commitments (or an alternative proposal acceptable to the unions) by September 3, 2007, the deadline for the Debtors’ exclusive period to file a plan of reorganization. If they fail to do so, Centerbridge may terminate the investment agreement and the unions may, under some circumstances, terminate the union settlement agreements or their collective bargaining agreements. In addition, if the Debtors’ plan of reorganization does not become effective by February 28, 2008, the individual supporting creditors may withdraw their support and if it does not become effective by May 1, 2008, the plan support agreement will expire.
Taxes
     Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Current and deferred income tax assets and liabilities are recognized based on events which have occurred and are measured by the enacted tax laws. Based on a history of losses in the U.S. and near-term prospects for continued losses, Dana established a 100% valuation allowance against its U.S. federal deferred tax assets in 2005. Deferred tax assets resulting from subsequent U.S. losses have been offset by increases in the valuation allowances, effectively eliminating the benefit of those losses.
Case Number: 06-10354 (BRL) (Jointly Administered)

     The Debtors have received Bankruptcy Court approval to pay pre-petition sales, use and certain other taxes in the ordinary course of their businesses. The Debtors believe that they have paid all pre-petition and post-petition taxes when due from and after the Filing Date. See “Schedule 2. Payroll Taxes Paid” and “Schedule 3. Post-petition Sales, Use and Property Taxes Paid” for information regarding taxes paid. The Debtors believe that all tax returns are being prepared and filed when due, or extended as necessary, and that they are paying all post-petition taxes as they become due or obtaining extensions for the payment thereof.
Contractual Interest Expense
     Contractual interest expense includes amounts relating to debt subject to compromise which is no longer recognized in the statement of operations in accordance with SOP 90-7. The contractual interest that was not recognized was $9 for the month of July 2007 and $63 for the seven months ended July 31, 2007.
Note 3. Financing
DIP Credit Agreement
     Dana, as borrower, and its Debtor U.S. subsidiaries, as guarantors, are parties to a Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the DIP Credit Agreement) with Citicorp North America, Inc., as agent, initial lender and an issuing bank, and with Bank of America, N.A. and JPMorgan Chase Bank, N.A., as initial lenders and issuing banks. The DIP Credit Agreement, as amended, has been approved by the Bankruptcy Court. The aggregate amount of the facility is presently $1,550, including a $650 revolving credit facility (of which $400 is available for the issuance of letters of credit) and a $900 term loan facility. For a discussion of the terms of the DIP Credit Agreement, see Note 10 to the consolidated financial statements in Item 8 of the 2006 Form 10-K.
     In January 2007, Dana borrowed $200 under the term loan facility bringing the total borrowed under the facility to $900. Based on its borrowing base collateral, Dana had availability under the DIP Credit Agreement at July 31, 2007 of $183 after deducting the $100 minimum availability requirement and $240 for outstanding letters of credit.
     The DIP Credit Agreement currently requires Dana and its consolidated subsidiaries to maintain a rolling 12-month cumulative EBITDAR (earnings before interest, taxes, depreciation, amortization, restructuring and reorganization charges and other items, as defined in the agreement) at specified levels as of the last day of each calendar month. The EBITDAR requirement for the period ended July 31, 2007 was $185 and actual EBITDAR for that period was $350, calculated as follows:
Case Number: 06-10354 (BRL) (Jointly Administered)

EBITDAR Calculation

	August 1, 2006 to	Year to Date
	July 31, 2007	July 31, 2007
	(in millions)	(in millions)

Net loss	$(756)	$(214)
Plus —
Interest expense	74	49
Income tax expense	94	23
Depreciation and amortization expense	277	161
Asset impairment	64
Goodwill impairment	46
Realignment charges	240	157
Reorganization items, net	115	87
Loss from discontinued operations	147	56
Minority interest	12	8
Less —
Equity in earnings (loss) of affiliates	(89)	26
Non-recurring items	17	16
Interest income	35	22

EBITDAR	$350	$263

     In April 2007, certain of Dana’s U.K. subsidiaries settled their continuing pension plan obligations through a cash payment of $93 and the transfer of a 33% equity interest in Dana’s remaining U.K. axle and driveshaft operating businesses for the benefit of the plan participants. As a result of this pension settlement, realignment charges in the above table include $136 for the first seven months of 2007 and loss from discontinued operations includes $17 for the same period.
     In June 2007 realignment charges included a credit of $17 for modifications of Dana’s manufacturing footprint optimization plans. See Note 6 to the consolidated financial statements in Item 1 of Part I of Dana’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
     For Annual Incentive Payment (AIP) purposes, certain items included in the above definition of EBITDAR are excluded. As such, the year to date EBITDAR for AIP purposes as of July 31, 2007 is $256.
Case Number: 06-10354 (BRL) (Jointly Administered)

Canadian Credit Agreement
     In June 2006, Dana Canada Corporation (Dana Canada), as borrower, and certain of its Canadian affiliates, as guarantors, entered into a Credit Agreement (the Canadian Credit Agreement) with Citibank Canada as agent, initial lender and an issuing bank, and with JPMorgan Chase Bank, N.A., Toronto Branch and Bank of America, N.A., Canada Branch, as initial lenders and issuing banks. The Canadian Credit Agreement provides a $100 revolving credit facility, of which $5 is available for the issuance of letters of credit. At July 31, 2007, based on Dana Canada’s borrowing base collateral, it had availability of $63 after deducting the $20 minimum availability requirement and $2 for currently outstanding letters of credit. Dana Canada had no borrowings under this agreement at July 31, 2007.
European Receivables Loan Facility
     In July 2007, certain of Dana’s non-Debtor European subsidiaries entered into definitive agreements to establish a five-year accounts receivable securitization facility under which the euro equivalent of approximately $225 in financing will be available to them. Under the agreements, these subsidiaries will, directly or indirectly, sell certain receivables to a special purpose limited liability company incorporated in Ireland, which will pay for the receivables with the proceeds of (i) loans from GE Leveraged Loans Limited (GE) and other lenders and (ii) subordinated loans from another Dana subsidiary. The purchased accounts receivable will be included in Dana’s consolidated financial statements (because the special purpose company does not meet certain accounting requirements for treatment as a “qualifying special purpose entity” under GAAP and the sellers will retain control of the assets that secure the loans), as will the loans to the special purpose company from GE and the participating lenders. The sales of the accounts receivable and the subordinated loans will be eliminated in consolidation. The proceeds from the sales of the transferred receivables will principally be reinvested in Dana’s European businesses, including the repayment of intercompany debt.
Note 4. Liabilities Subject to Compromise
     As a result of the Chapter 11 filings, the Debtors’ pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. SOP 90-7 requires that pre-petition liabilities subject to compromise be reported at the amounts expected to be allowed as claims, even if they may ultimately be settled for different amounts. The amounts currently classified as liabilities subject to compromise represent Dana’s estimate of known or potential pre-petition claims to be addressed in connection with the Bankruptcy Cases and include the liabilities subject to compromise of discontinued operations. Such claims remain subject to future adjustments resulting from, among other things, negotiations with creditors, rejection of executory contracts and unexpired leases and orders of the Bankruptcy Court. The terms under which any allowed pre-petition claims will be satisfied will be established by order of the Bankruptcy Court, including any order confirming a plan or plans of reorganization in the Bankruptcy Cases.
Case Number: 06-10354 (BRL) (Jointly Administered)

     The amount of liabilities subject to compromise reported herein was $3,971 at July 31, 2007. This amount includes an intercompany payable to DCC of $325 which is not eliminated under this basis of presentation. In addition, substantially all of the Debtors’ pre-petition debt is in default due to the bankruptcy filing, and Debtors’ pre-petition debt of $1,585 is also included in liabilities subject to compromise. At the Filing Date, in accordance with SOP 90-7, Dana discontinued recording interest expense on debt classified as liabilities subject to compromise. Contractual interest on all debt, including the portion classified as liabilities subject to compromise, amounted to $18 and $112 for the one month and seven months ended July 31, 2007.
Note 5. Reorganization Items
     SOP 90-7 requires that reorganization items, such as professional fees directly related to the process of reorganizing under Chapter 11 and provisions and adjustments to adjust the carrying value of certain pre-petition liabilities to their estimated allowable claim amounts, be reported separately. The Debtors’ reorganization expense items for the month of July 2007 consisted of professional fees and contract rejection damages, partially offset by interest income.
     Pursuant to orders of the Bankruptcy Court, professionals retained by the Debtors and by the official statutory committees appointed in the Bankruptcy Cases are entitled to receive payment for their fees and expenses on a monthly basis, subject to compliance with certain procedures established by the Bankruptcy Code and orders of the Bankruptcy Court. In some cases, the professionals retained by the Debtors in the Bankruptcy Cases are also providing services to the Debtors’ non-Debtor subsidiaries and are being paid for such services by the non-Debtor subsidiaries. With respect to the Debtors’ foreign non-Debtor subsidiaries, payments for services to these entities in U.S. dollars are being made by the Debtors and reimbursed by the foreign non-Debtor subsidiaries through the ordinary course netting process established under the Debtors’ consolidated cash management system. In addition, under the terms of the DIP Credit Agreement, the Debtors are obligated to reimburse the lenders for the fees and expenses of their professionals. The Debtors are making the required payments to such professionals, as described above, and believe they are current with regard to such payments.
Note 6. Post-petition Accounts Payable
     The Debtors believe that all undisputed post-petition accounts payable have been and are being paid under agreed payment terms and the Debtors intend to continue paying all undisputed post-petition obligations as they become due. See “Schedule 1. Cash Disbursements by Debtors” for post-petition disbursements in July 2007.
Case Number: 06-10354 (BRL) (Jointly Administered)

In re Dana Corporation, et al. Case No. 06-10354 (BRL) (Jointly Administered) Reporting Period: July 1, 2007 — July 31, 2007 Cash Disbursements by Debtors (Dollars in 000s)	Schedule 1

July 2007
Petitioning Entities:	Case Number:	Disbursements

Dana Corporation	06-10354	$430,075
Dakota New York Corp	06-10351
Brake Systems, Inc.	06-10355
BWDAC, Inc.	06-10357
Coupled Products, Inc.	06-10359
Dana Atlantic, LLC	06-10360
Dana Automotive Aftermarket, Inc.	06-10362
Dana Brazil Holdings I, LLC	06-10363
Dana Brazil Holdings, LLC	06-10364
Dana Information Technology, LLC	06-10365
Dana International Finance, Inc.	06-10366
Dana International Holdings, Inc.	06-10367
Dana Risk Management Services, Inc.	06-10368	303
Dana Technology, Inc.	06-10369
Dana World Trade Corporation	06-10370
Dandorr L.L.C.	06-10371
Dorr Leasing Corporation	06-10372
DTF Trucking, Inc.	06-10373
Echlin-Ponce, Inc.	06-10374
EFMG, LLC	06-10375
EPE, Inc.	06-10376
ERS, LLC	06-10377
Flight Operations, Inc.	06-10378
Friction, Inc.	06-10379
Friction Materials, Inc.	06-10380
Glacier Vandervell, Inc.	06-10381	1
Hose & Tubing Products, Inc.	06-10382
Lipe Corporation	06-10383
Long Automotive, LLC	06-10384
Long Cooling, LLC	06-10385
Long USA, LLC	06-10386
Midland Brake, Inc.	06-10387
Prattville Mfg, Inc.	06-10388
Reinz Wisconsin Gasket, LLC	06-10390	5
Spicer Heavy Axle & Brake, Inc.	06-10391
Spicer Heavy Axle Holdings, Inc.	06-10392
Spicer Outdoor Power Equipment Components	06-10393
Torque-Traction Integration Technologies, LLC	06-10394
Torque-Traction Manufacturing Technologies, LLC	06-10395	110
Torque-Traction Technologies, LLC	06-10396
United Brake Systems, Inc.	06-10397

Total Cash Disbursements		$430,494	(a)

(a) Total disbursements may include certain payments made by the Debtors on behalf of non-Debtors pursuant to their cash management order. Disbursements are actual cash disbursements incurred for the month.

In re Dana Corporation, et al. Case No. 06-10354 (BRL) (Jointly Administered) Reporting Period: July 1, 2007 — July 31, 2007 Payroll Taxes Paid	Schedule 2
(Dollars in 000s)

FEDERAL				TOTALS

Liabilities incurred or withheld
FIT	FICA-ER	FICA-EE	FUTA
$5,209	$3,216	$3,216	$—	$11,641

Deposits released and pending
FIT	FICA-ER	FICA-EE	FUTA
$(5,209)	$(3,216)	$(3,216)	$—	$(11,641)

STATE				TOTALS
Liabilities incurred or withheld
SIT	SUI-ER	SUI-EE	SDI-EE
$1,448	$—	$6	$—	$1,454

Deposits released and pending
SIT	SUI-ER	SUI-EE	SDI-EE
$(1,448)	$—	$(6)	$—	$(1,454)

LOCAL				TOTALS
Liabilities incurred or withheld
CIT
$356				$356

Deposits released and pending
CIT
$(356)				$(356)

In re Dana Corporation, et al. Reporting Period: July 1, 2007 — July 31, 2007 Case No. 06-10354 (BRL) (Jointly Administered) Post-petition Sales, Use and Property Taxes Paid	Schedule 3

(Dollars in 000s)
Tax Authority	State	Type of Tax	Taxes Paid

Boyle County Tax Administrator	KY	Miscellaneous	(A	)
City of Auburn Hills	MI	Property	(A	)
City of Bristol	VA	Property	1
Florida Dept of Revenue	FL	Sales/use	5
Fulton County Auditor	OH	Property	33
Fulton County Treasurer	OH	Property	22
Illinois Dept of Revenue	IL	Sales/use	2
Illinois Secretary of State	IL	Annual Report	4
Indiana Dept of Revenue	IN	Sales/use	17
Kentucky Dept of Revenue	KY	Sales/use	69
Kentucky State Treasurer	KY	Miscellaneous	3
Michigan Dept of Treasury	MI	Sales/use	13
Missouri Dept of Revenue	MO	Sales/use	11
Ohio Dept of Job & Family Services	OH	Miscellaneous	(A	)
Ohio State Treasurer	OH	Sales/use	81
Pennsylvania Dept of Revenue	PA	Sales/use	1
San Joaquin County	CA	Property	205
South Carolina Dept of Revenue	SC	Sales/use	1
Tennessee Dept of Revenue	TN	Sales/use	25
Texas Comptroller	TX	Sales/use	4
Wisconsin Dept of Revenue	WI	Sales/use	1

			$499

(A) — amount less than one thousand dollars